INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, and 33-89434 of Utah Medical Products, Inc. on Forms S-8 of our report dated January 24, 1996, appearing in this Annual Report on Form 10-K of Utah Medical Products, Inc. for the year ended December 31, 1995.



 /s/ DELOITTE & TOUCHE LLP


March 27, 1996
Salt Lake City, Utah